Press Release                                         Source: Shumate Industries

         Shumate Industries Reports Year 2005 Preliminary Fiscal Results

            Revenues Up 45% on Pricing Strength and Increased Volumes

CONROE, Texas--(BUSINESS WIRE)--January 26, 2006 -- Shumate Industries, Inc. (OTCBB:SHMT - News), a Texas based, energy field services company, announced today its preliminary 2005 fiscal year-end unaudited results with revenues of approximately $4.96 million, an increase of about 45% from the prior fiscal year resulting from increased pricing and higher volumes of products manufactured Preliminary results of the company's operations include an EBITDA loss of approximately $2.72 million resulting from losses from the additional overheard, pre-October 2005 restructuring, and higher expenses and expenses associated with developing the new Hemiwedge technology. The preliminary results of the Company's fiscal net income of about $1.98 million for the year 2005, included a net restructuring gain of approximately $6.1 million resulting from the company's restructuring in October 2005. Based on year-end weighted average shares outstanding of 5,956,531, the earnings on a fully diluted per share basis are anticipated at 33 cents per share. The total outstanding shares were 12,116,156 at year-end 2005.

Commenting on the company's financial performance, Matt Flemming, Chief Financial Officer stated, "Shumate Industries closes out 2005 with great momentum. Looking forward, we anticipate continued growth from an active energy industry and the addition of another revenue stream from anticipated sales of the new Hemiwedge Valve product line expected to be launched in 2006. The Company anticipates operating performance to improve significantly now that the October 2005 restructuring is behind us and its revenue growth to continue."

For the full audited financial results and management's discussion and analysis of its 2005 financial operations, please see the company's Annual Report filed on Form 10-KSB, anticipated to be available by March 30, 2006.

About Shumate Industries, Inc.

Shumate Industries, Inc. is a Texas based, energy field services company that incorporates new technologies to bring products to market leveraging its existing infrastructure, expertise and customer channels. The Company operates through two wholly owned subsidiaries: Shumate Machine Works, a contract machining and manufacturing division, and Hemiwedge Valve Corporation, a new division formed to launch a proprietary new technology in a valve product line targeting energy flow control applications.

The diverse line of products that Shumate Machine Works manufactures for its customers includes expandable tubular launchers and liner hangers for oil & gas field service applications, blow-out preventors, top drive assemblies, directional drilling products, natural gas measurement equipment, control & check valves and sub-sea control equipment used in energy field service.

The Company's proprietary Hemiwedge(R) Valve product line includes quarter-turn metal seated valves with bore sizes ranging from two inches in diameter through eight inches with custom sizes up to twenty-four inches with ANSI and API certifications and multiple pressure classes. The new design substantially reduces run torque reducing valve actuation costs. The Company believes that its top-entry, cartridge replacement design, where all the internal parts of the valve are self-contained and pre-certified, will substantially reduce field maintenance costs and costly downtime during valve maintenance.

Today, the Company's customers include Baker Hughes, BJ Services Company, Canrig Drilling Technology, a Nabors Industries company, FMC Technologies, Halliburton Energy Services, National Oil Well (NOW), Oceaneering Intervention Engineering, R&M Energy Systems, Shell Development, Smith International, Texas Oil Tools, a NOW company, Tesco Services and Weatherford International.

Shumate Industries employs approximately 45 people at two plants in Conroe, Texas, north of Houston which total 85,000 square feet. The Company's executive offices are located at 12060 FM 3083, Conroe, Texas 77301. The Company's telephone number is 936-539-9533 and its Internet address is www.shumateinc.com.

Forward-Looking Statements

This document contains discussion of items that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurances that its expectations will be achieved. Factors that could cause actual results to differ from expectations include, but are not limited to, customer concentration risk, , debt service requirements, difficulties in consolidating the operations of the Company's operating subsidiaries, difficulties in accelerating internal sales growth, volatility of the energy business and its effects on the Company's business, difficulties in new technology acceptance within the energy industry, restrictive covenants in our existing credit facilities, fluctuations in metals prices, general economic conditions in markets in which we do business, extensive environmental and workplace regulation by federal and state agencies and other general risks related to its common stock, and other uncertainties and business issues that are detailed in its filings with the Securities and Exchange Commission.


Contact:
Shumate Industries, Inc., Conroe
Matthew Flemming, 936-539-9533
or
Friedland Investment Events LLC
Jesse Blum, 866-356-0651
www.friedlandinvestmentevents.com
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Source: Shumate Industries, Inc.